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
LOAN NO.  LOAN NAME         ACCOUNT NO. NOTE DATE  RATE         NOTE AMOUNT  MATURITY   INITIALS
          THOMAS M. PIERCY               06/21/00  PRIME + 1.5   $35,000.00  DEMAND or       TDW
                                                      9% + 1.5               04/19/02
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                          (For Bank Purposes Only-AC)


                                PROMISSORY NOTE
                             MATRIX BANCORP, INC.




1.   DATE AND PARTIES.   The date of this Promissory Note (Note) is June 21,
     2000. This Note evidences a loan which includes all extensions, renewals, modifications and substitutions (Loan). The parties to this Note and Loan are:

        BORROWER:
             THOMAS M. PIERCY
               450 SOUTH FRANKLIN
               DENVER, COLORADO 80209
               Social Security # ###-##-####

        BANK:
             MATRIX BANCORP, INC.
               a COLORADO corporation
               1380 LAWRENCE STREET, SUITE 1400 DENVER, COLORADO 80204
               Tax I.D. # 84-1233716

2.   NAMES.   The term "Bank" shall include any person or firm that holds this
     Note. The pronouns "you, your" refer to Borrower, individually and together, and "we, us, our" refer to Bank.

3.   PROMISE TO PAY.   For value received, you promise to pay to our order at
     our office at the above address, or such other place as we may designate, the sum of $35,000.00 (Principal) plus interest from June 21, 2000, on the unpaid principal balance at an annual rate of 1.5 percentage points above the Special Prime Rate (which rate is hereafter defined) until this Note matures or the obligation is accelerated. The Special Prime Rate is defined as WALL STREET JOUNAL PRIME RATE and is quoted by the Wall Street Journal, as adjusted and announced or published from time to time. The Special Prime
     Rate, plus 1.5 percentage points, may also be referred to hereafter as the
     "Contract Rate."

     The Contract Rate is the sum of the Special Prime Rate (9.5%) plus 1.5 percentage points. The effective Contract Rate today is 11%. The Special
     Prime Rate today is not necessarily the lowest rate at which we lend our funds. The Special Prime Rate is only an index rate from which interest rates actually charged to customers may be measured. The use of the Special
     Prime Rate is for convenience only and does not constitute a commitment by us to lend money at a preferred rate of interest. The Special Prime Rate is a benchmark for pricing certain types of loans. Depending on the circumstances, such as the amount and term of the loan, the creditworthiness of the borrower or any guarantor, the presence and nature of collateral and other relationships between a borrower and we, loans may be priced at, above or below the Special Prime Rate.

     All adjustments to the Contract Rate will be made on each day that the Special Prime Rate changes. Any increase to the Special Prime Rate may be carried over to a subsequent adjustment date without resulting in a waiver or forfeiture of such adjustment, provided an adjustment to the Contract
     Rate is made within one year from the date of such increase. Any change in the Contract Rate will take the form of different payment amounts. After maturity or acceleration, the unpaid balance shall continue to bear interest at the Contract Rate until this Note is paid in full. The Loan and this Note are limited to the maximum lawful amount of interest (Maximum
     Lawful Interest) permitted under federal and state laws. If the interest accrued and collected exceeds the Maximum Lawful Interest as of the time of collection, such excess shall be applied to reduce the principal amount outstanding, unless otherwise required by law. If or when no principal amount is outstanding, any excess interest shall be refunded to you according to the actuarial method. Unless otherwise required by law, all fees and charges, accrued, assessed or collected shall be amortized and prorated over the full term of the Loan for purposes of determining the Maximum Lawful Interest. Interest shall be computed on the basis of the actual calendar year and the actual number of days elapsed.

     All unpaid principal and accrued interest are due and payable upon demand.
     Until demand is made, accrued interest is due and payable in 7 quarterly payments on the 19th day of each third month, beginning July 19, 2000, or the day following if the payment day is a holiday or is a non-business day for Bank. Unless paid prior to maturity or demand is made, the last scheduled payment plus all unpaid principal, accrued interest, costs and expenses are due and payable on April 19, 2002, which is the date of maturity. If the Contract Rate changes, any remaining payments may be a different amount. All amounts shall be paid in legal U.S. currency. Any payment made with a check will constitute payment only when collected.

4.   EFFECT OF PREPAYMENT.   You may prepay this Loan in full, subject to any
     prepayment penalty or minimum charge as agreed to below. However, no partial prepayment shall excuse or defer your subsequent payments or entitle you to a release of any collateral. Interest will cease to accrue on the amounts prepaid on the day actually credited by us.

5.   MINIMUM FINANCE CHARGE.   If you pay this Note in full before the maturity
     date or otherwise, you agree to pay us a minimum finance charge of $35.00 or the earned finance charge, whichever amount is greater.

6.   LATE CHARGE.   You agree to pay us a late charge equal to 5 % of the unpaid installment or $5.00, whichever is greater, but in no event more than
     $150.00, if payment is not made in full on or before 15 days after the scheduled due date.

7.   SET-OFF.   You agree that we may exercise our right of set-off to pay any or all of the outstanding Principal and accrued interest, costs and expenses, attorneys' fees, and advances due and owing on this Note against any obligation we may have, now or hereafter, to pay money, securities or other property to you. This includes, without limitation:
        A.  any deposit account balance, securities account balance or certificate of deposit balance you have with us whether general, special, time, savings or checking;
        B.  any money owing to you on an item presented to us or in our possession for collection or exchange; and
        C.  any repurchase agreement or any other non-deposit obligation or credit in your favor.

     If any such money, securities or other property is also owned by some other person who has not agreed to pay this Note (such as another depositor on a joint account) our right of set-off will extend to the amount which could be withdrawn or paid directly to you on your request, endorsement or instruction alone. In addition, where you may obtain payment from us only with the endorsement or consent of someone who has not agreed to pay this Note, our right of set-off will extend to your interest in the obligation.
     Our right of set-off will not apply to an account or other obligation if it clearly appears that your rights in the obligation are solely as a fiduciary for another, or to an account, which by its nature and applicable law (for example an IRA or other tax-deferred retirement account), must be exempt from the claims of creditors. You hereby appoint us as your attorney-in-fact and authorize us to redeem or obtain payment on any certificate of deposit in which you have an interest in order to exercise our right of set-off. Such authorization applies to any certificate of deposit even if not matured. You further authorize us to withhold any early withdrawal penalty without liability in the event such penalty is applicable as a result of our set-off against a certificate of deposit prior to its maturity.

     Our right of set-off may be exercised:
        A.  without prior demand or notice;
        B. without regard to the existence or value of any Collateral securing this Note; and
        C. without regard to the number or creditworthiness of any other persons who have agreed to pay this Note.

     We will not be liable for dishonor of a check or other request for payment where there are insufficient funds in the account (or other obligation) to pay such request because of our exercise of our right of set-off. You agree to indemnify and hold us harmless from any person's claims and the costs and expenses, including without limitation, attorneys' fees and paralegal fees, incurred as a result of such claims or arising as the result of our exercise of our right of set-off.

8. EVENTS OF DEFAULT. You shall be in default upon the occurrence of any of the following events, circumstances or conditions (Events of Default):
        A. Failure by any party obligated on this Note or any other obligations you have with us to make payment when due; or
        B. A default or breach by you or any co-signer, endorser, surety, or guarantor under any of the terms of this Note, any construction loan agreement or other loan agreement, any security agreement, mortgage, deed to secure debt, deed of trust, trust deed, or any other document or instrument evidencing, guarantying, securing or otherwise relating to this Note or any other obligations you have with us; or
        C. The making or furnishing of any verbal or written representation, statement or warranty to us which is or becomes false or incorrect in any material respect by or on behalf of you, or any co-signer, endorser, surety or guarantor of this Note or any other obligations you have with us; or

        D. Failure to obtain or maintain the insurance coverages required by us, or insurance as is customary and proper for any collateral (as herein defined); or
        E. The death, dissolution or insolvency of, the appointment of a receiver by or on behalf of, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against you, or any co-signer, endorser, surety or guarantor of this Note or any other obligations you have with us; or
        F. A good faith belief by us at any time that we are insecure with respect to you, or any co-signer, endorser, surety or guarantor, that the prospect of any payment is impaired or that any collateral (as herein defined) is impaired; or
        G. Failure to pay or provide proof of payment of any tax, assessment, rent, insurance premium, escrow or escrow deficiency on or before its due date; or
        H.  A transfer of a substantial part of your money or property.

9.   REMEDIES ON DEFAULT.   On or after the occurrence of an Event of Default,
     at our option, all or any part of this Note shall be immediately due and payable after we give any notice required by law. When the Event of Default is the failure to make a payment required under the Loan within ten days of the payment due date, we will, only as required by law, provide you with a Notice of Right to Cure. If such notice is required by law, you will have 20 days after such notice is sent to make the required payment. We may exercise all rights and remedies provided by law, equity, this Note, any mortgage, deed of trust or similar instrument and any other security, loan, guaranty or surety agreements pertaining to this Note and all other obligations which you owe us. Bank is entitled to all rights and remedies provided at law or equity whether or not expressly stated in this Note. By choosing any remedy, Bank does not waive its right to an immediate use of any other remedy if the event of default continues or occurs again.

10.  COLLECTION EXPENSES.   On or after an Event of Default, we may recover from
     you all expenses of collection, reasonable expenses in realizing on any security interest, and other related fees, charges, and expenses, to the extent not prohibited by law. Any such fees and expenses shall be added to the Principal of this Note and shall accrue interest at the same rate as provided for in this Note.

11.  ATTORNEYS' FEES.   Upon default of this Note and to the extent not
     prohibited by law, we may recover from you reasonable attorneys' fees (not exceeding 15 percent of the Loan at default) incurred by us. Any such fees and expenses shall be added to the principal amount of this Note, shall accrue interest at the same rate as this Note and shall be secured by the Collateral you have granted us.

12.  WAIVER AND CONSENT BY YOU AND OTHER SIGNERS.   Regarding this Note, to the
     extent not prohibited by law, you and any other signers:
        A. waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.
        B. consent to any renewals and extensions for payment on this Note, regardless of the number of such renewals or extensions.
        C. consent to our release of any borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.
        D. consent to the release, substitution or impairment of any collateral.
        E. consent that you are, or any one of you is, authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.
        F. consent to our right of set-off as well as any right of set-off of any bank participating in the Loan.
        G. consent to any and all sales, repurchases and participations of this Note to any person in any amounts and waive notice of such sales, repurchases or participations of this Note.

13.  PAYMENTS APPLIED.   All payments, including but not limited to regular
     payments or prepayments, received by us shall be applied first to costs, then to accrued interest and the balance, if any, to Principal unless otherwise required by law.

14.  LOAN PURPOSE.   You represent and warrant that you shall only use the
     proceeds of this Note for personal, family or household purposes.

15.  NO CREDIT INSURANCE.   You do not desire, or you understand that you are
     not eligible for, any credit insurance.

16.  FINANCIAL STATEMENTS.   Until this Note is paid in full, you shall furnish
     us, upon our request, your current financial statement, which you certify to be true and accurate.

17.  JOINT AND SEVERAL.   You and all other makers, co-signers, sureties and
     guarantors shall be jointly and severally liable under this Note.

18.  GENERAL PROVISIONS.
        A. TIME IS OF THE ESSENCE. Time is of the essence in your performance of all duties and obligations imposed by this Note.
        B. NO WAIVER BY US. Our course of dealing, or our forbearance from, or delay in, the exercise of any of our rights, remedies, privileges or right to insist upon your strict performance of any provisions contained in this Note, or other loan documents, shall not be construed as a waiver by us, unless any such waiver is in writing and is signed by us.
        C. AMENDMENT. The provisions contained in this Note may not be amended, except through a written amendment which is signed by you and us.
        D. INTEGRATION CLAUSE. This written Note and all documents executed concurrently herewith, represent the entire understanding between the parties as to the Obligations and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
        E. FURTHER ASSURANCES. You agree, upon our request and within the time we specify, to provide any information, and to execute, acknowledge, deliver and record or file such further instruments or documents as we may require to secure this Note or confirm any lien.
        F. GOVERNING LAW. This Note shall be governed by the laws of the State of COLORADO, provided that such laws are not otherwise preempted by federal laws and regulations.
        G. FORUM AND VENUE. In the event of litigation pertaining to this Note, the exclusive forum, venue and place of jurisdiction shall be in the State of COLORADO, unless otherwise designated in writing by us or otherwise required by law.
        H. SUCCESSORS. This Note shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the patties; provided however, that you may not assign, transfer or delegate any of the rights or obligations under this Note.
        I. NUMBER AND GENDER. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.
        J. DEFINITIONS. The terms used in this Note, if not defined herein, shall have their meanings as defined in the other documents executed contemporaneously, or in conjunction, with this Note.
        K. PARAGRAPH HEADINGS. The headings at the beginning of any paragraph, or any subparagraph, in this Note are for convenience only and shall not be dispositive in interpreting or construing this Note.
        L. IF HELD UNENFORCEABLE. If any provision of this Note shall be held unenforceable or void, then such provision to the extent not otherwise limited by law shall be severable from the remaining provisions and shall in no way affect the enforceability of the remaining provisions nor the validity of this Note.
        M.  CHANGE IN APPLICATION.  You will notify us in writing prior to any change in your name, address, or other application information.
        N.  NOTICE.  All notices under this Note must be in writing. Any notice given by us to you will be effective upon personal delivery or 24 hours after mailing by first class United States mail, postage prepaid, addressed to you at the address indicated below your name on page one of this Note. Any notice given by you to us will be effective upon receipt by us at the address indicated below our name on page one of this Note. Such addresses may be changed by written notice to the other party.

19.  RECEIPT OF COPY.   You acknowledge that you have read and received a copy
of this Note by your signature below.

        BORROWER:

                              /s/
            ------------------------------------------

            THOMAS M. PIERCY
            Individually